Exhibit 99.1

          OneSource Reports 11th Consecutive Quarter of Profitability

   CONCORD, Mass.--(BUSINESS WIRE)--April 17, 2003--OneSource Information Services, Inc. (NASDAQ: ONES), a leading provider of business information solutions, today announced financial results for the first quarter ended March 31, 2003.

      First-Quarter Financial Performance



                                                 Q1      Q4      Q1
(In millions, except per share data and         2003    2002    2002
 percentages)
Annualized Contract Value (ACV)                 $54.3   $56.1   $54.7
Total Revenues                                  $14.5   $14.6   $14.2
Gross Margin                                     67.5%   67.8%   69.0%
Net Income                                       $0.7    $1.1    $1.2
Net Income Per Diluted Share                    $0.06   $0.09   $0.09


      Comments on the First Quarter

   "OneSource met its earnings guidance and generated $4.6 million of cash from operations for the first quarter while also executing on its long-term growth strategy," stated Dan Schimmel, president and chief executive officer of OneSource. "The company's technology investment led to another series of product enhancements, and we signed more than 40 new customers during the first quarter. Among our customer wins were Global 5000 companies such as BDO Seidman, Latham & Watkins, Philips Electronics, and Storage Technology Limited. Global 5000 customers that increased their contracts with OneSource during the first quarter included A.T. Kearney, HSBC Bank, MCI, and Mellon Financial Corporation. The general economic and geopolitical conditions did have an impact on our renewal rate calculated on a dollar basis, which declined to 68% in the first quarter
from 76% in the fourth quarter of 2002."    "While we cannot control the effects
of the economy, we are taking aggressive action to improve both our short-term and long-term performance," Schimmel added. "For instance, we have recently bolstered our sales force with additional professionals that have an in-depth knowledge of our target industries, such as professional services, financial services, and high tech. We also have implemented new marketing programs that will enable our customers to get the most out of OneSource products and services. And, of course, our research and development team is making further enhancements to the Business Browser products and AppLink software development kit to extend our competitive advantage. We expect these combined efforts to produce improved retention rates, larger contracts, and greater profitability over the long term."

   OneSource's first-quarter highlights include:

     -- Introduced support for XBRL (eXtensible Business Reporting Language) financial data through the OneSource(R) AppLink(SM) software development kit (SDK). This functionality allows customers to access updated, fielded financial data on more than 28,000 global public companies and integrate that data with standard business and custom financial applications. OneSource also joined XBRL International, a not-for-profit worldwide consortium of companies working to build the XBRL standard and to promote and support its adoption.

     -- Debuted a new "Find Executives" module within the Business Browser(SM) product line that allows OneSource subscribers to locate and research top prospects, key decision makers, past colleagues, or board of director members by searching over 6 million executive names and 250,000 biographies at more than 1.7 million companies.

     -- Enhanced the OneSource Business Browser product line further to meet the demand for more robust and functional data. Industry coverage was expanded with the addition of Freedonia Focus Reports and Euromonitor Asia Pacific Major Market Profiles. OneSource also added 50,000 new companies and 90,000 branch and subsidiary executives from the Directory of Corporate Affiliations to its Enhanced Information Warehouse(TM) repository, and added 60,000 organizations to the UK versions of the Business Browser product, including central and local government entities, health and education establishments and other public sector bodies, and partnership organizations such as legal and accountancy firms.

   The $4.6 million in cash from operations generated during the first quarter of 2003 compared with $4.1 million in the first quarter of 2002. The company ended the first quarter with $26.7 million in cash and cash equivalents. OneSource also continued to execute on its third buyback program by repurchasing 204,300 shares of its common stock in the first quarter of 2003. To date, OneSource has bought back approximately 2.0 million shares of OneSource common stock, and the company plans to continue to use a portion of its positive cash flow to make additional repurchases under this third stock buyback program.

      Business & Financial Outlook

   OneSource undertakes no obligation to update the guidance below, which is subject to change. Please note that OneSource is now providing earnings guidance in accordance with Generally Accepted Accounting Principles (GAAP). As a result, the company's earnings guidance will now be based upon net income and net income per diluted share. Therefore, the company's earnings guidance for full year 2003 has been reconciled from its previously provided adjusted earnings figures to include approximately $0.3 million, or $0.02 per share, for the amortization of other intangible assets.
   Based on recent trends and OneSource's current view of economic conditions and overall customer spending patterns, the company is taking a more conservative approach to its full-year 2003 ACV, revenue, and cash flow guidance, and is adjusting amounts accordingly. Notwithstanding the $0.02 per share reconciliation to GAAP, the company is maintaining its full-year earnings guidance. The company expects to maintain its earnings guidance on lower revenues by achieving greater operational efficiencies and investing strategically in growth initiatives.
   OneSource's financial expectations for the second-quarter and full-year of 2003, which are subject to change, are:

     Second-Quarter 2003 Guidance

     --   ACV in the range of $52 million to $55 million as of June 30, 2003.

     --   Revenues in the range of $14.1 million to $14.5 million.

     --   GAAP earnings in the range of $0.04 to $0.06 per diluted share.

     Full-Year 2003 Guidance

     -- ACV in the range of $55 million to $61 million as of December 31, 2003.

     -- Revenues in the range of $57 million to $60 million. -- GAAP earnings in the range of $0.23 to $0.28 per diluted share.

     --   Cash flow from operations in the range of $8 million to $11 million.

     First-Quarter Conference Call Reminder

     In conjunction with this news release, OneSource Information Services, Inc. plans to Webcast its quarterly conference call at 11:00 a.m. ET today, April 17, 2003. On the call, OneSource President and Chief Executive Officer Dan Schimmel and Chief Financial Officer Roy Landon will discuss the company's financial results and expectations as well as its strategy for long-term growth. Investors interested in listening to the Webcast should log onto www.onesource.com at least 15 minutes prior to the event's broadcast. Select "Investors" to access the Webcast.

    About OneSource Information Services, Inc.

   OneSource, a recognized leader in business information solutions, delivers unparalleled company, executive, and industry intelligence that make business professionals more effective and productive in completing their critical daily tasks. OneSource products and services support a company's vital business processes including serving their customers, finding and leveraging new opportunities, and managing suppliers and partners.
   OneSource combines and organizes content from over 2,500 information sources supplied by more than 30 world-class content providers, creating an unequalled information resource encompassing corporate families, industries, executives, financials, news, analyst reports, and trade and business press articles. Using our Global Business Taxonomy(TM) system, OneSource links this in-depth information on over 1.7 million companies worldwide resulting in the most extensive company-linked repository of business information in the world.
   Users of OneSource products work faster, smarter, and more productively, whether leveraging OneSource business information through the Web-based OneSource Business Browser product line or through enterprise applications or portals integrated seamlessly via the OneSource AppLink SDK.
   OneSource is headquartered in Concord, MA, with offices located in North America, Europe, and the Pacific Rim. Product information is available at www.onesource.com. Customers include American Express, Avaya Communications, Bank One, Chubb, Citibank, Cisco, Hewlett Packard, Deloitte & Touche, i2 Technologies, Orange, Royal & Sun Alliance, SAS Institute, Securicor, Sun Microsystems, and Williams Communications.

   OneSource, Business Browser, Global Business Taxonomy, AppLink, Enhanced Information Warehouse, and/or other OneSource product and service names referenced herein are either trademarks or service marks or registered trademarks or service marks of OneSource Information Services, Inc. or its subsidiaries in the United States and/or other countries. All other product and service names mentioned herein are trademarks or service marks of their respective owners.

   This news release contains certain forward-looking statements that are based on the current beliefs and expectations of OneSource's management, as well as assumptions made by, and information currently available to, OneSource's management. Such statements include, but are not limited to, those regarding OneSource's expectations for revenues, profitability, cash flow, and ACV for the second quarter and full year of 2003; new and enhanced products and services; the implementation of new marketing programs; the ability of the company to produce improved retention rates, larger contracts, and greater profitability over the long term; its plans to repurchase OneSource common stock under its third stock buyback program; and its competitive position and market opportunities. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements, and OneSource's future results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Such risks include, but are not limited to, OneSource's reliance on generating revenues from its Web-based product line; political, economic, and business fluctuations in domestic and international markets; and competition in the business information products and services industry. In addition to the factors noted above, other risks, uncertainties, assumptions, and factors that could affect OneSource's financial results are described in OneSource's recent filings with the United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


                 OneSource Information Services, Inc.
              Condensed Consolidated Statement of Income
         (In thousands, except per share data, and unaudited)

                                                  Three months ended
                                                      March 31,
                                                  2003          2002

Revenues:
   Web-based product                          $  14,097    $   13,649
   CD Rom product and other                         399           575
       Total revenues                            14,496        14,224

Cost of revenues                                  4,709         4,413

Gross profit:
   Web-based product                              9,828         9,661
   CD Rom product and other                         (41)          150
       Total gross profit                         9,787         9,811

Operating expenses:
   Selling and marketing                          4,444         3,723
   Platform and product development               2,691         2,653
   General and administrative                     1,507         1,575
   Amortization of other intangible assets           81           115

       Total operating expenses                   8,723         8,066

       Income from operations                     1,064         1,745

Interest income, net                                109           102

       Income before provision for income taxes   1,173         1,847

Provision for income taxes                          434           665

       Net income                             $     739    $    1,182

Basic net income per share                    $    0.06    $     0.10
Diluted net income per share                  $    0.06    $     0.09

Weighted average common shares outstanding:
       Basic                                     11,680        12,029
       Diluted                                   12,119        12,884


                      OneSource Information Services, Inc.
                      Condensed Consolidated Balance Sheet
                          (In thousands and unaudited)

                                               March 31,  December 31,
                                                  2003          2002

ASSETS
Cash and cash equivalents                     $  26,734    $   23,096
Accounts receivable, net                          6,719        16,499
Deferred subscription costs and other
 current assets                                   4,301         5,339
     Total current assets                        37,754        44,934

Property and equipment, net                       3,627         3,629
Goodwill and other intangible assets, net         5,581         5,662
Other assets, net                                 5,164         4,573

     Total assets                             $  52,126    $   58,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt             $     512    $        -
Accounts payable and accrued expenses             8,077        11,032
Deferred revenues                                25,018        30,257
     Total current liabilities                   33,607        41,289
Long-term debt                                    1,025             -
     Total liabilities                           34,632        41,289


Stockholders' equity:
Common stock                                        133           133
Additional paid-in capital                       35,333        35,128
Accumulated deficit                              (6,174)       (5,856)
Accumulated other comprehensive income              341           437
Treasury stock, at cost                         (12,139)      (12,333)
     Total stockholders' equity                  17,494        17,509

     Total liabilities and stockholders'
      equity                                  $  52,126    $   58,798


                      OneSource Information Services, Inc.
                 Condensed Consolidated Statement Of Cash Flows
                          (In thousands and unaudited)

                                                   Three months ended
                                                        March 31,
                                                      2003      2002

Increase (Decrease) in Cash and Cash Equivalents
Cash flows relating to operating activities:
 Net income                                      $    739  $    1,182
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                      800         801
   Amortization of other intangible assets             81         115
   Amortization of unearned compensation
    relating to grants of stock options                --          24
   Tax benefits of disqualifying dispositions
    of stock options                                  204          --
   Loss on disposal of fixed assets                     8          --
   Changes in operating assets and liabilities      2,756       1,957
   Net cash provided by operating activities        4,588       4,079

Cash flows relating to investing activities:
 Purchases of property and equipment                 (642)       (464)
 Capitalization of software development costs        (802)       (129)
   Net cash used by investing activities           (1,444)       (593)

Cash flows relating to financing activities:
 Issuance of stock pursuant to stock options
  and employee stock purchase plan                    442         431
 Repurchase of common stock                        (1,304)     (1,668)
 Proceeds from equipment line advance               1,537          --
   Net cash used by financing activities              675      (1,237)
Effect of exchange rate changes on cash and
 cash equivalents                                    (181)         70
Increase in cash and cash equivalents               3,638       2,319
Cash and cash equivalents, beginning of period     23,096      18,162
Cash and cash equivalents, end of period         $ 26,734  $   20,481

    CONTACT: OneSource Information Services, Inc. (Investor Contact)
             Roy Landon, 978/318-4377
             roy_landon@onesource.com
             or
             Sharon Merrill Associates, Inc. (Media Contact)
             Jason Fredette, 617/542-5300
             jfredette@InvestorRelations.com